UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 30, 2008

GENESIS PHARMACEUTICALS ENTERPRISES, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-86347	65-1130026
(Commission File Number)	(IRS Employer Identification No.)

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai, Shandong Province, People’s Republic of China 710075

(Address of principal executive offices and zip code)

(0086)535-7282997

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

See Item 3.02 below.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 3.02 below.

Item 3.02  Unregistered Sales of Equity Securities.

On May 30, 2008, Genesis Pharmaceuticals Enterprises, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), with Karmoya International Ltd., a British Virgin Islands company, Genesis Jiangbo (Laiyang) Biotech Technologies Co., Ltd., a wholly owned foreign enterprise in the People’s Republic of China, Wubo Cao (“Mr. Cao”) and certain investors (the “Investors”), pursuant to which, on May 30, 2008, the Company sold to the Investors 6% convertible notes (the “Notes”) and warrants to purchase shares of the Company’s common stock (“Warrants”) for the aggregate amount of $30,000,000 (the “Purchase Price”), in transactions exempt from registration under the Securities Act of 1933, as amended (the “Financing”). Pursuant to the terms of the Securities Purchase Agreement, the Company will use the net proceeds from the Financing for working capital purposes. Also pursuant to the terms of the Securities Purchase Agreement, the Company must, among other things, increase the number of its authorized shares of common stock to 900,000,000 by August 31, 2008 and is prohibited from issuing any “Future Priced Securities” as such term is described by NASD IM-4350-1 for one year following the closing of the Financing.

The Notes are due May 30, 2011 and are convertible into shares of the Company’s common stock at a conversion price equal to $0.20, subject to adjustment pursuant to customary anti-dilution provisions and automatic downward adjustments in the event of certain sales or issuances by the Company of common stock at a price per share less than $0.20.  Interest on the outstanding principal balance of the Notes is payable at the rate of 6% per annum, in semi-annual installments payable on November 30th and May 30th of each year, with the first interest payment due on November 30, 2008. At any time after the issuance of the Note, any Investor may convert its Note, in whole or in part, into shares of the Company’s common stock, provided that such Investor shall not effect any conversion if immediately after such conversion, such Investor and its affiliates would in the aggregate beneficially own more than 9.99% of the Company’s outstanding common stock. The Notes are convertible at the option of the Company if the following four conditions are met: (i) effectiveness of a registration statement with respect to the shares of the Company’s common stock underlying the Notes and the Warrants; (ii) the VWAP of the common stock has been equal to or greater than 250% of the conversion price, as adjusted, for 20 consecutive trading days on its principal trading market; (iii) the average dollar trading volume of the common stock exceeds $500,000 on its principal trading market for the same 20 days; and (iv) the Company achieves 2008 Guaranteed EBT (as hereinafter defined) and 2009 Guaranteed EBT (as hereinafter defined). A holder of a Note may require the Company to redeem all or a portion of such Note for cash at a redemption price as set forth in the Notes, in the event of a change in control of the Company, an event of default or if any governmental agency in the People’s Republic of China challenges or takes action that would adversely affect the transactions contemplated by the Securities Purchase Agreement.

The Warrants are exercisable for a five-year period beginning on May 30, 2008 at an initial exercise price of $0.25 per share.

In connection with the Financing, the Company entered into a holdback escrow agreement (the “Holdback Escrow Agreement”), dated as of May 30, 2008, with the Investors and Loeb & Loeb LLP, as Escrow Agent, pursuant to which $4,000,000 of the Purchase Price was deposited into an escrow account with the Escrow Agent at the closing of the Financing. Pursuant to the terms of the Holdback Escrow Agreement, (i) $2,000,000 of the escrowed funds will be released to the Company upon the Company’s satisfaction no later than 120 days following the closing of the Financing of an obligation that the board of directors be comprised of at least five members (at least two of whom are to be fluent English speakers who possess necessary experience to serve as a director of a public company), a majority of whom will be independent directors acceptable to Pope Investments LLC (“Pope”) and (ii) $2,000,000 of the escrowed funds will be released to the Company upon the Company’s satisfaction no later than six months following the closing of the Financing of an obligation to hire a full-time chief financial officer acceptable to Pope who has experience as the chief financial officer of a U.S. public company and who is a certified public accountant, fluent in English and an expert in GAAP and auditing procedures and compliance for U.S. public companies. In the event that either or both of these obligations is not so satisfied, the applicable portion of the escrowed funds will be released pro rata to the Investors.

In connection with the Financing, Mr. Cao, the Company’s chief executive officer and chairman of the board, placed 150,000,000 shares of common stock of the Company owned by him into an escrow account pursuant to a make good escrow agreement, dated as of May 30, 2008 (the “Make Good Escrow Agreement”). In the event that either (i) the Company’s adjusted 2008 earnings before taxes is less than US$26,700,000 (“2008 Guaranteed EBT”) or (ii) the Company’s 2008 adjusted fully diluted earnings before taxes per share is less than US$0.040 (“2008 Guaranteed Diluted EBT”), 60,000,000 of such shares (the “2008 Make Good Shares”) are to be released pro rata to the Investors. In the event that either (i) the Company’s adjusted 2009 earnings before taxes is less than US$38,400,000 (“2009 Guaranteed EBT”) or (ii) the Company’s adjusted fully diluted earnings before taxes per share is less than US$0.058 (or US$0.056 if the 20,000,000 shares of common stock held in escrow in connection with the November 2007 private placement have been released from escrow)(“2009 Guaranteed Diluted EBT”), 90,000,000 of such shares (the “2009 Make Good Shares”) are to be released pro rata to the Investors. Should the Company successfully satisfy these respective financial milestones, the 2008 Make Good Shares and 2009 Make Good Shares will be returned to Mr. Cao. In addition, Mr. Cao is required to deliver shares of common stock owned by him to the Investors on a pro rata basis equal to the number of shares (the “Settlement Shares”) required to satisfy all costs and expenses associated with the settlement of all legal and other matters pertaining to the Company prior to or in connection with the completion of the Company’s October 2007 share exchange in accordance with formulas set forth in the Securities Purchase Agreement.

Pursuant to a Registration Rights Agreement, the Company agreed to file a registration statement covering the resale of the shares of common stock underlying the Notes and Warrants, (ii) the 2008 Make Good Shares, (iii) the 2009 Make Good Shares, and (iv) the Settlement Shares. The Company must file an initial registration statement covering the shares of common stock underlying the Notes and Warrants no later than 45 days from the closing of the Financing and to have such registration statement declared effective no later than 180 days from the closing of the Financing. If the Company does not timely file such registration statement or cause it to be declared effective by the required dates, then the Company will be required to pay liquidated damages to the Investors equal to 1.0% of the aggregate Purchase Price paid by such Investors for each month that the Company does not file the registration statement or cause it to be declared effective. Notwithstanding the foregoing, in no event shall liquidated damages exceed 10% of the aggregate amount of the Purchase Price.

In connection with the Financing, Mr. Cao entered into a Lock-up Agreement with the Company, by which he agreed not to transfer any shares of the Company’s common stock owned by him until 18 months after the effective date of the initial registration statement filed by the Company with respect to the resale of the shares of common stock underlying the Notes and the Warrants.

The foregoing descriptions of the Securities Purchase Agreement, the Notes, the Warrants, the Make Good Escrow Agreement, the Holdback Escrow Agreement, the Registration Rights Agreement and the Lock-up Agreement are merely summaries, are not intended to be complete and are qualified in their entirety by reference to the full text of each of these agreements.. The Securities Purchase Agreement is filed as exhibit 10.1, a form of the Notes is filed as exhibit 4.1, a form of the Warrants is filed as exhibit 4.2, the Make Good Escrow Agreement is filed as exhibit 10.2, the Holdback Escrow Agreement is filed as exhibit 10.3, the Registration Rights Agreement is filed as exhibit 10.4 and the Lock-up Agreement is filed as exhibit 10.5 to this Form 8-K, and the full text of each such exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of 6% Convertible Note

4.2	Form of Class A Common Stock Purchase Warrant

10.1
Securities Purchase Agreement, dated May 30, 2008, by and among the Company, Karmoya International Ltd., Genesis Jiangbo (Laiyang) Biotech Technologies Co., Ltd., Wubo Cao and the investors party thereto

10.2	Make Good Escrow Agreement, dated May 30, 2008, by and among the Company, the investors party thereto, Pope Investments LLC, Wubo Cao and Loeb & Loeb LLP

10.3	Holdback Escrow Agreement, dated May 30, 2008, by and among the Company, the investors party thereto and Loeb & Loeb LLP

10.4	Registration Rights Agreement, dated May 30, 2008, by and among the Company and the investors party thereto

10.5	Lock-up Agreement, dated May 30, 2008, between the Company and Wubo Cao

99.1	Press Release dated June 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

By:	/s/ Wubo Cao
Name: Wubo Cao Title: Chief Executive Officer

Dated: June 3, 2008